AMENDED SCHEDULE A

to the

ETF Master Services Agreement between

Ultimus Managers Trust and

Ultimus Fund Solutions, LLC

dated October 18, 2022

Fund Portfolio(s)

Bullseye Retirement Income and Growth ETF

Q3 All-Season Active Rotation ETF

US Value ETF

The parties duly executed this Amendment as of October 18, 2022.

	Ultimus Managers Trust		Ultimus Fund Solutions, LLC
By:	/s/ Todd E. Heim	By:	/s/ David James
Name:	Todd E. Heim	Name:	David James
Title:	President	Title:	Executive Vice President and Chief Legal and Risk Officer